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                                  Exhibit 10(w)

                    The Scotts Company 2003 Stock Option and
                              Incentive Equity Plan
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                               THE SCOTTS COMPANY
                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN

                                  1.00 PURPOSE

This Plan is intended to foster and promote the long-term financial success of the Company and to materially increase shareholder value [1] by providing Key Employees and Eligible Directors an opportunity to acquire an ownership interest in the Company, and [2] enabling the Company to attract and retain the services of outstanding Employees and Eligible Directors upon whose judgment, interest and special efforts the successful conduct of the Company's business is largely dependent.

                                2.00 DEFINITIONS

When used in this Plan, the following terms have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

2.01     ACT. The Securities Exchange Act of 1934, as amended.

2.02 AFFILIATED SAR. An SAR that is granted in conjunction with an Option and which is always deemed to have been exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR will not reduce the number of shares of Stock subject to the related Option, except to the extent of the exercise of the related Option.

2.03     ANNUAL MEETING. The annual meeting of the Company's shareholders.

2.04 ANNUAL RETAINER. The annual cash retainer and any other fees paid to each Eligible Director for service as a member of the Board and as a member of any Board committees.

2.05 ANNUAL RETAINER DEFERRAL FORM. The form each Eligible Director must complete to defer all or a portion of his or her Annual Retainer.

2.06 AWARD. Any Incentive Stock Option, Nonstatutory Stock Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right and Stock Unit issued under the Plan. During any single Plan Year, no Participant may be granted SARs affecting more than 150,000 shares of Stock (adjusted as provided in Section 5.03) and Options affecting more than 150,000 shares of Stock (adjusted as provided in Section 5.03), including Options and SARs that are cancelled [or deemed to have been cancelled under Treas. Reg.
Section 1.162-27(e)(2)(vi)(B)] during the Plan Year issued.

2.07 AWARD AGREEMENT. The written agreement between the Company and each Participant that describes the terms and conditions of each Award.
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2.08     BENEFICIARY. The person a Member designates to receive (or exercise)
any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 14.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.

2.09     BOARD. The Company's Board of Directors.

2.10 CAUSE. Unless the Committee specifies otherwise in the Award Agreement, with respect to any Participant:

         [1]      Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or director after reasonable notice to the Participant of that failure;

         [2]      Misconduct that materially injures the Company or any
         Subsidiary;

         [3]      Conviction of, or entering into a plea of nolo contendere to, a felony; or

         [4]      Breach of any written covenant or agreement with the Company or any Subsidiary.

2.11     CHANGE IN CONTROL. The occurrence of any of the following events:

         [1]      The members of the Board on the Effective Date ("Incumbent
         Directors") cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

         [2]      Any "person," including a "group" [as such terms are used in
         Act Sections 13(d) and 14(d)(2), but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee] is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 30 percent of the combined voting power of the Company's then outstanding securities; or

         [3]      The adoption or authorization by the shareholders of the
         Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

         [4]      The adoption by the shareholders of the Company of a plan
         relating to the liquidation or dissolution of the Company; or
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         [5]      For any reason, Hagedorn Partnership, L. P. or any party
         related to Hagedorn Partnership, L.P. as determined by the Committee becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 49 percent of the combined voting power of the Company's then outstanding securities.

2.12 CHANGE IN CONTROL PRICE. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

2.13 CODE. The Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable regulations or rulings issued under the Code.

2.14 COMMITTEE. The Board's Compensation and Organization Committee which also constitutes a "compensation committee" within the meaning of Treas. Reg.
Section 1.162-27(c)(4). The Committee will be comprised of at least three persons [a] each of whom is [i] an outside director, as defined in Treas. Reg.
Section 1.162-27(e)(3)(i) and [ii] a "non-employee" director within the meaning of Rule 16b-3 under the Act and [b] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. Section 1.162-27(e)(3)(ii).

2.15 COMPANY. The Scotts Company, an Ohio corporation, and any and all successors to it.

2.16 DIRECTOR'S OPTION. A Nonstatutory Stock Option granted to an Eligible Director under Section 6.05.

2.17     DISABILITY. Unless the Committee specifies otherwise in the Award
Agreement:

         [1]      With respect to any Award other than an Incentive Stock
         Option, the Participant's inability to perform his or her normal duties for a period of at least six months due to a physical or mental infirmity; or

         [2]      With respect to an Incentive Stock Option, as defined in
         Code Section 22(e)(3).

2.18 EFFECTIVE DATE. The date this Plan is approved by the Board or, if later, the first day of the 12-month period ending on the date the Plan is approved by the Company's shareholders.

2.19 ELIGIBLE DIRECTOR. A person who, on an applicable Grant Date [1] is an elected member of the Board (or has been appointed to the Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by shareholders) and [2] is not an Employee. For purposes of applying this definition, an Eligible Director's status will be determined as of the Grant Date applicable to each affected Award.
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2.20     EMPLOYEE. Any person who, on an applicable Grant Date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company for any reason and on any basis will be treated as a common law employee only from the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.21     EXERCISE PRICE. The price at which a Member may exercise an Award.

2.22 FAIR MARKET VALUE. The value of one share of Stock on any relevant date, determined under the following rules:

         [1]      If the Stock is traded on an exchange, the reported "closing price" on the relevant date, if it is a trading day, otherwise on the next trading day;

         [2]      If the Stock is traded over-the-counter with no reported
         closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

         [3]      If neither Section 2.22[1] nor Section 2.22[2] applies, the fair market value as determined by the Committee in good faith.

2.23 FREESTANDING SAR. An SAR that is not associated with an Option and is granted under Section 10.00.

2.24     GRANT DATE. The date an Award is granted to a Participant.

2.25 KEY EMPLOYEE. Any Employee who, on any applicable Grant Date, is performing services the Committee concludes are essential to the Company's business success and to whom the Committee has granted an Award.

2.26 MEMBER. Each Participant and Terminated Participant to whom an Award has been granted and which has not expired under the terms of the Award Agreement or as provided in Section 11.00.

2.27 NONSTATUTORY STOCK OPTION. Any Option granted under Section 6.00 that is not an Incentive Stock Option.

2.28 OPTION. The right granted under the Plan to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonstatutory Stock Option.

2.29     PARTICIPANT. Any Key Employee or Eligible Director who has not
Terminated.

2.30 PERFORMANCE GOAL. The conditions that must be met before a Key Employee will earn a Performance Share or Performance Unit.
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2.31     PERFORMANCE PERIOD. The period over which the Committee will determine if applicable Performance Goals have been met.

2.32     PERFORMANCE SHARE. An Award granted under Section 9.00.

2.33     PERFORMANCE UNIT. An Award granted under Section 9.00.

2.34     PLAN. The Scotts Company 2003 Stock Option and Incentive Equity Plan.

2.35     PLAN YEAR. The Company's fiscal year.

2.36     RESTRICTED STOCK. An Award granted under Section 8.00.

2.37 RESTRICTION PERIOD. The period over which the Committee will determine if a Key Employee has met conditions placed on Restricted Stock; provided such period will be at least three years.

2.38 RETIREMENT. Unless, the Committee specifies otherwise in the Award Agreement, the date:

         [1]      A Key Employee Terminates on or after the earlier of [a]
         reaching age 62 or [b] with the Committee's approval, reaching age 55 and completing at least 10 years of service as an Employee; or

         [2]      An Eligible Director Terminates as a Board member after having been a Board member for at least one full term.

For purposes of applying this definition, a Participant's status will be determined as of the Grant Date applicable to each affected Award.

2.39     STOCK. A common share, without par value, issued by the Company.

2.40     STOCK APPRECIATION RIGHT (OR "SAR"). An Award granted under Section
10.00 that is a Tandem SAR, an Affiliated SAR or a Freestanding SAR.

2.41 STOCK UNIT. A right to receive payment of the Fair Market Value of a share of Stock as provided in Section 7.00.

2.42 SUBSIDIARY. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

2.43 TANDEM SAR. An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 10.00.

2.44 TERMINATION OR TERMINATED. Unless the Committee specifies otherwise in the Award Agreement, [1] cessation of the employee-employer relationship between a Key
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Employee and the Company and all Subsidiaries for any reason or [2] cessation of an Eligible Director's service on the Board for any reason.

                               3.00 PARTICIPATION

3.01     KEY EMPLOYEES.

         [1]      Consistent with the terms of the Plan and subject to Section
         3.02, the Committee will:

                  [a]      Decide which Key Employees may become Participants;

                  [b]      Decide which Key Employees will be granted Awards;
                  and

                  [c]      Specify the type of Award to be granted and the terms
                  upon which an Award will be granted.

         [2]      The Committee may establish different terms and conditions:

                  [a]      For each type of Award;

                  [b]      For each Key Employee receiving the same type of
                  Award; and

                  [c]      For the same Key Employees for each Award the Key
                  Employee receives, whether or not those Awards are granted at different times.

3.02 ELIGIBLE DIRECTORS. Each Eligible Director will [1] become a Participant on the date he or she becomes an Eligible Director and [2] receive the Awards described in Sections 6.05 and 7.00 without any further action by the Committee. However, as of the date an Award is made, the Committee will complete and deliver an Award Agreement to each affected Eligible Director describing the terms of the Award.

3.03 CONDITIONS OF PARTICIPATION. Each Participant receiving an Award agrees:

         [1]      To sign an Award Agreement;

         [2]      To be bound by the terms of the Award Agreement and the Plan;
         and

         [3]      To comply with other conditions imposed by the Committee.

                               4.00 ADMINISTRATION

4.01 COMMITTEE DUTIES. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan's objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company's interests and has complete discretion to make all other decisions (including whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan.
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Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons.

4.02 DELEGATION OF MINISTERIAL DUTIES. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including employees) that it deems appropriate.

4.03 AWARD AGREEMENT. At the time any Award is made, the Committee will prepare and deliver an Award Agreement to each affected Participant. The Award
Agreement:

         [1]      Will describe:

                  [a]      The type of Award and when and how it may be
                  exercised;

                  [b]      The effect of exercising the Award; and

                  [c]      Any Exercise Price associated with each Award.

         [2]      To the extent different from the terms of the Plan, will
         describe:

                  [a]      Any conditions that must be met before the Award may
                  be exercised;

                  [b]      Any objective restrictions placed on Restricted
                  Stock, Performance Shares and Performance Units and any performance related conditions and Performance Goals that must be met before those restrictions will be released;

                  [c]      When and how an Award may be exercised; and

                  [d]      Any other applicable terms and conditions affecting
                  the Award.

4.04 RESTRICTION ON REPRICING. Regardless of any other provision of this Plan, neither the Company nor the Committee may "reprice" (as defined under rules issued by the exchange on which the Stock then is traded) any Option without the prior approval of the shareholders.

                           5.00 STOCK SUBJECT TO PLAN

5.01 NUMBER OF SHARES OF STOCK. Subject to Section 5.03, the number of shares of Stock subject to Awards under the Plan may not be larger than 1,800,000 of which up to 300,000 may be issued as Restricted Stock. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

5.02 CANCELLED, TERMINATED OR FORFEITED AWARDS. Any Stock subject to an Award that, for any reason, is cancelled, terminated or otherwise settled without the issuance of any Stock or cash may again be granted under the Plan. Any Performance Share or share
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of Restricted Stock that has been issued to a Participant under the Plan and is subsequently forfeited pursuant to the terms of the Plan or the applicable Award Agreement will be forfeited to and acquired by the Company as treasury Stock and may again be granted under the terms of the Plan.

5.03 ADJUSTMENT IN CAPITALIZATION. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust [1] the number of Awards that may or will be issued to Participants during a Plan Year, [2] the aggregate number of shares of Stock available for Awards under
Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently issued Awards and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Awards.

                                  6.00 OPTIONS

6.01 GRANT OF OPTIONS. The Committee may grant Options to Key Employees at any time during the term of this Plan. Options may be either [1] Incentive Stock Options or [2] Nonstatutory Stock Options.

6.02 OPTION PRICE. Each Option will bear the Exercise Price the Committee specifies in the Award Agreement. However, in the case of an Incentive Stock Option, the Exercise Price [1] will not be less than the Fair Market Value of a share of Stock on the Grant Date and [2] will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to a Key Employee who, on the Grant Date, owns [as defined in Code Section 424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of Stock.

6.03 EXERCISE OF OPTIONS. Subject to Section 11.00 and any other restrictions and conditions specified in the Award Agreement and unless the Committee specifies otherwise in the Award Agreement, Options will be exercisable according to the following schedule:

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 NUMBER OF FULL YEARS BEGINNING                CUMULATIVE PERCENTAGE
        AFTER GRANT DATE                              VESTED
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
           Less than 3                              0 percent
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            3 or more                              100 percent
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
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However:

         [1]      Any Option to purchase a fraction of a share of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share.

         [2]      Unless the Committee specifies otherwise in the Award
         Agreement, no Key Employee may exercise Options for fewer than the smaller of:

                  [a]      100 shares of Stock; or

                  [b]      The full number of shares of Stock for which Options
                  are then exercisable.

         [3]      No Option may be exercised more than ten years after it is granted (five years in respect of an Incentive Stock Option, if the Key Employee owns [as defined in Code Section 424(d)] Stock possessing more than 10 percent of total combined voting power of all classes of Stock on the Grant Date).

6.04 INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary:

         [1]      No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code Section 422 or, without the consent of any affected Member, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code Section 421;

         [2]      The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Member during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) will not exceed $100,000 [or other amount specified in Code
         Section 422(d)]; and

         [3]      No Incentive Stock Option will be granted to any person who is not a Key Employee on the Grant Date.

6.05     DIRECTOR OPTIONS.

         [1]      On the first business day after each Annual Meeting, each
         Eligible Director will be issued Director Options to purchase [a] 5,000 shares of Stock plus [b] 500 shares of Stock, multiplied by the number of Board committees of which he or she is then a member, plus [c] 1,000 shares of Stock, multiplied by the number of Board committees of which he or she is then chairperson. The Director Options issued under this section will be reduced (but not below zero) by any options issued for the same purpose under any other Company equity plan or program.

         [2]      Subject to Section 6.05[3], each Director Option may be
         exercised [a] no earlier than six months after the Grant Date and [b]
         no later than the earlier of
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         [i] ten years after the Grant Date, or [ii] one year after the Eligible
         Director Terminates (five years if Termination is because of Retirement).

         [3]      However:

                  [a]      Any Director Option to purchase a fraction of a share
                  of Stock will be liquidated as of the date it arises and the Participant will be given cash equal to Fair Market Value multiplied by the fractional share;

                  [b]      Unless the Committee specifies otherwise in the Award
                  Agreement, no Eligible Director may exercise Director Options for fewer than the smaller of:

                           [i]      100 shares of Stock; or

                           [ii] The full number of shares of Stock for which Director Options are then exercisable.

6.06 PAYMENT FOR OPTIONS. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price associated with each Option must be paid in cash. However, the Committee may, in its discretion, develop, and extend to some or all Members, procedures through which Members may pay an Option's Exercise Price, including allowing a Member to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

6.07 TRANSFERABILITY OF STOCK. Unless the Committee specifies otherwise in the Award Agreement, Stock acquired through an Option will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of Stock are then listed or traded or any blue sky or state securities laws.

                                7.00 STOCK UNITS

7.01 GRANTING STOCK UNITS. Each Eligible Director may elect to receive all or a portion of his or her Annual Retainer in cash or Stock Units by returning to the Committee an Annual Retainer Deferral Form specifying:

         [1]      The portion (stated in 25 percent increments) of the Annual
         Retainer to be converted to Stock Units;

         [2]      The date Stock Units are to be settled;

         [3]      Whether Stock Units are to be settled in cash or Stock; and

         [4]      The period (which may not be longer than 10 years) over which the value of Stock Units is to be distributed.

If a completed Annual Retainer Deferral Form is not received at least two weeks before the Annual Meeting for which the Annual Retainer is to be paid, the Eligible Director's Annual Retainer will be paid in cash through the Company's regular procedures for paying Annual Retainers. Each Eligible Director that has effectively elected to receive Stock Units in lieu of all or a portion of his or her Annual Retainer will receive a number of Stock Units calculated by dividing the dollar amount of Annual Retainer to be received in Stock Units by the Fair Market Value of a share of Stock on the first trading day following the date of the Annual Meeting for which the deferred value of the Annual Retainer otherwise would have been paid and rounded to the next highest whole share of Stock.

7.02     SETTLING STOCK UNITS.

         [1]      All Stock Units will be settled as of:

                  [a]      The date the Eligible Director ceases to be a member
                  of the Board; or

                  [b]      The date the Eligible Director specifies on an Annual
                  Retainer Deferral Form.

         [2]      If Stock Units are to be settled in cash, the amount
         distributed will be calculated by multiplying the number of Stock Units to be settled in cash by Fair Market Value.

         [3]      If Stock Units are to be settled in shares of Stock, the
         number of shares distributed will equal the whole number of Stock Units to be settled in Stock, with the Fair Market Value of any fractional share of Stock distributed in cash.

         [4]      If an Eligible Director dies before all of his or her Stock
         Units have been settled, the value of any unpaid Stock Units will be paid in a lump sum in cash to his or her Beneficiary.

7.03 CHANGE TO ELECTION. Once filed, elections made on an Annual Retainer Deferral Form will remain in effect until changed. Any change to an earlier election must be made by completing and returning another completed Annual Retainer Deferral Form to the Committee:

         [1]      If the change relates to the portion of the Annual Retainer to be deferred, no later than two weeks before the date of the Annual Meeting for which the affected Annual Retainer otherwise would be paid;

         [2]      If the change relates to the time Stock Units are to be
         settled, no later than 12 months before the previously established settlement date relating to the affected Stock Units; or

         [3]      If the change relates to the form in which Stock Units are to be settled, no later than 12 months before the settlement date relating to the affected Stock Units.
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                              8.00 RESTRICTED STOCK

8.01 RESTRICTED STOCK GRANTS. The Committee may grant Restricted Stock to Key Employees at any time during the term of this Plan.

8.02 TRANSFERABILITY. Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. Restricted Stock normally will be held by the Company as escrow agent during the Restriction Period and will be distributed as described in Section
         8.03. However, at any time during the Restriction Period, the Committee may, in its sole discretion, issue the Restricted Stock to the Key Employee in the form of certificates containing a legend describing restrictions imposed on the Restricted Stock.

8.03     REMOVAL OF RESTRICTIONS. Shares of Restricted Stock will be:

         [1]      Forfeited, if all restrictions have not been met at the end of the Restriction Period, and again become available to be granted under the Plan; or

         [2]      Released from escrow and distributed to the affected Key
         Employee (or any restrictions imposed on the distributed certificate removed) as soon as practicable after the last day of the Restriction Period, if all restrictions have then been met.

8.04     RIGHTS ASSOCIATED WITH RESTRICTED STOCK. During the Restriction Period:

         [1]      Key Employees may exercise full voting rights associated with their Restricted Stock; and

         [2]      All dividends and other distributions paid with respect to any
         Restricted Stock will be held by the Company as escrow agent during the Restriction Period. At the end of the Restriction Period, these dividends will be distributed to the Key Employee or forfeited as provided in Section 8.03. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

                 9.00. PERFORMANCE SHARES AND PERFORMANCE UNITS

9.01 PERFORMANCE SHARES AND PERFORMANCE UNIT GRANTS. The Committee may grant Performance Shares or Performance Units to Key Employees at any time during the term of this Plan.

9.02     PERFORMANCE CRITERIA.

         [1]      For each Performance Period, the Committee will establish the
         Performance Goal that will be applied to determine the Performance Shares or Performance Units that will be distributed at the end of the Performance Period.

         [2]      In establishing each Participant's Performance Goal, the
         Committee will consider the relevance of each Participant's assigned duties and responsibilities to factors that preserve and increase the Company's value. These factors will include:

                  [a]      Increasing sales;

                  [b]      Developing new products and lines of revenue;

                  [c]      Reducing operating expenses;

                  [d]      Increasing customer satisfaction;

                  [e]      Developing new markets and increasing the Company's
                  share of existing markets;

                  [f]      Meeting completion schedules;

                  [g]      Increasing standardized pricing;

                  [h]      Developing and managing relationships with regulatory
                  and other governmental agencies;

                  [i]      Managing cash;

                  [j]      Managing claims against the Company, including
                  litigation;

                  [k]      Identifying and completing strategic acquisitions;
                  and

                  [l]      Increasing the Company's book value.

         [3]      The Committee will make appropriate adjustments to reflect:

                  [a]      The effect on any Performance Goal of any Stock
                  dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or similar corporate change. This adjustment to the Performance Goal will be made [i] to the extent the Performance Goal is based on Stock, [ii] as of the effective date of the event and [iii] for the Performance Period in which the event occurs. Also, the Committee will make a similar adjustment to any portion of a Performance Goal that is not based on Stock but which is affected by an event having an effect similar to those just described.

                  [b]      A substantive change in a Participant's job
                  description or assigned duties and responsibilities.

         [4]      Performance Goals will be established and communicated to each affected Participant in an Award Agreement no later than the earlier of:

                  [a]      90 days after the beginning of the applicable
                  Performance Period; or

                  [b]      The expiration of 25 percent of the applicable
                  Performance Period.

9.03 EARNING PERFORMANCE SHARES AND PERFORMANCE UNITS. As of the end of each Performance Period, the Committee will certify to the Board the extent to which each Participant has or has not met his or her Performance Goal. Performance Shares or Performance Units will be:

         [1]      Forfeited, to the extent that Performance Goals have not been met at the end of the Performance Period, and again become available to be granted under the Plan; or

         [2]      Valued and distributed, in a single lump sum, to Key
         Employees, in the form of cash, Stock or a combination of both (as determined by the Committee) as soon as practicable after the last day of the Performance Period, to the extent that related Performance Goals have been met.

9.04 RIGHTS ASSOCIATED WITH PERFORMANCE SHARES AND PERFORMANCE UNITS. During the Performance Period, and unless the Award Agreement provides otherwise:

         [1]      Key Employees may exercise full voting rights associated with their Performance Shares or Performance Units; and

         [2]      All dividends and other distributions paid with respect to any
         Performance Shares or Performance Units will be held by the Company as escrow agent during the Performance Period. At the end of the Performance Period, these dividends will be distributed to the Key Employee or forfeited as provided in Section 9.03. No interest or other accretion will be credited with respect to any dividends held in this escrow account. If any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

                         10.00 STOCK APPRECIATION RIGHTS

10.01 SAR GRANTS, Subject to the terms of the Plan, the Committee may grant Affiliated SARs, Freestanding SARs and Tandem SARs (or a combination of each) to Key Employees at any time during the term of this Plan.

10.02 EXERCISE PRICE. Unless the Committee specifies otherwise in the Award Agreement, the Exercise Price specified in the Award Agreement will:

         [1]      In the case of an Affiliated SAR, not be less than 100 percent of the Fair Market Value of a share of Stock on the Grant Date;

         [2]      In the case of a Freestanding SAR, not be less than 100
         percent of the Fair Market Value of a share of Stock on the Grant Date; and

         [3]      In the case of a Tandem SAR, not be less than the Exercise
         Price of the related Option.

10.03 EXERCISE OF AFFILIATED SARS. Affiliated SARs will be deemed to be exercised on the date the related Option is exercised. However:

         [1]      An Affiliated SAR will expire no later than the date the
         related Option expires;

         [2]      The value of the payout with respect to the Affiliated SAR will not be more than the Exercise Price of the related Option; and

         [3]      An Affiliated SAR may be exercised only if the Fair Market
         Value of the shares of Stock subject to the related Option is larger than the Exercise Price of the related Option.

10.04 EXERCISE OF FREESTANDING SARS. Freestanding SARs will be exercisable subject to the terms specified in the Award Agreement.

10.05 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.
         However:

         [1]      A Tandem SAR will expire no later than the date the related
         Option expires;

         [2]      The value of the payout with respect to the Tandem SAR will not be more than 100 percent of the difference between the Exercise Price of the related Option and the Fair Market Value of a share of Stock subject to the related Option at the time the Tandem SAR is exercised; and

         [3]      A Tandem SAR may be exercised only if the Fair Market Value of a share of Stock subject to the Option is larger than the Exercise Price of the related Option.

10.06    SETTLING SARS.

         [1]      A Member exercising a Tandem SAR or a Freestanding SAR will receive an amount equal to:

                  [a]      The difference between the Fair Market Value of a
                  share of Stock on the exercise date and the Exercise Price; multiplied by

                  [b]      The number of shares of Stock with respect to which
                  the Tandem SAR or Freestanding SAR is exercised.

         [2]      A Member will not receive any cash or other amount when
         exercising an Affiliated SAR. Instead, the value of the Affiliated SAR being exercised will be applied to reduce (but not below zero) the Exercise Price of the related Option.

At the discretion of the Committee, the value of any Tandem SAR or Freestanding SAR being exercised will be settled in cash, shares of Stock or any combination of both.

                            11.00 TERMINATION/BUY OUT

11.01 RETIREMENT. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Retires may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 60 months (three months in the case of Incentive Stock Options) beginning on the Retirement date (or any shorter period specified in the Award Agreement).

11.02 DEATH OR DISABILITY. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) when a Participant Terminates because of death or Disability may be exercised by the Participant or the Participant's Beneficiary at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 60 months (12 months in the case of an Incentive Stock Option) beginning on the date of death or Termination because of Disability (or any shorter period specified in the Award Agreement).

11.03 TERMINATION FOR CAUSE. Unless otherwise specified in the Award Agreement, all Awards that are outstanding (whether or not then exercisable) if a Participant Terminates for Cause will be forfeited.

11.04 TERMINATION FOR ANY OTHER REASON. Unless otherwise specified in the Award Agreement or subsequently, any Awards that are outstanding when an Employee Participant Terminates for any reason not described in Sections 11.01 through 11.03 and which are then exercisable, or which the Committee has, in its sole discretion, decided to make exercisable, may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] 90 days beginning on the date the Employee Participant Terminates.

11.05 LIMITS ON EXERCISABILITY/FORFEITURE OF EXERCISED AWARDS. Regardless of any other provision of this section or the Plan and unless the Committee specifies otherwise in the Award Agreement, a Member who fails to comply with Sections 11.05[3] through [9] will:

         [1]      Forfeit all outstanding Awards; and

         [2]      Forfeit all shares of Stock or cash (including dividends held in escrow under Sections 8.04[2] and 9.04[2] acquired or received by the exercise of any Award, lapse of any restrictions or attainment of any Performance Goals on the date of Termination or within 180 days before and 730 days after Terminating, including any amounts received under a "buy out" as described in Section 11.06 but excluding amounts received as a consequence of a Change in Control as described in
         Section 12.00.

The forfeiture described in Sections 11.05[1] and [2] will apply if the Member:

         [3]      Without the Committee's written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company's (or a Subsidiary's) business with which the Member has been involved anytime within five years before Termination or renders any service (including, without limitation, advertising or business consulting) to entities that compete with any portion of the Company's (or a Subsidiary's) business with which the Member has been involved anytime within five years before Termination;

         [4]      Refuses or fails to consult with, supply information to or otherwise cooperate with the Company after having been requested to do so;

         [5]      Deliberately engages in any action that the Committee
         concludes has caused substantial harm to the interests of the Company or any Subsidiary;

         [6]      Without the Committee's written consent, which may be withheld for any reason or for no reason, on his or her own behalf or on behalf of any other person, partnership, association, corporation or other entity, solicits or in any manner attempts to influence or induce any employee of the Company or a Subsidiary to leave the Company's or Subsidiary's employment or uses or discloses to any person, partnership, association, corporation or other entity any information obtained while an employee or director of the Company or any Subsidiary concerning the names and addresses of the Company's and any Subsidiaries' employees;

         [7]      Without the Committee's written consent, which may be withheld for any reason or for no reason, discloses confidential and proprietary information relating to the Company's and its Subsidiaries' business affairs ("Trade Secrets"), including technical information, product information and formulae, processes, business and marketing plans, strategies, customer information and other information concerning the Company's and Subsidiaries' products, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company to be proprietary and confidential and in the nature of Trade Secrets;

         [8]      Fails to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that have been produced by, received by or otherwise been submitted to the Member in the course of his or her service with the Company or a Subsidiary; or

         [9]      Engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before the Participant Terminated.

11.06 BUY OUT OF AWARDS. At any time before a Change in Control or the commencement of activity that may reasonably be expected to result in a Change in Control, the Committee, in its sole discretion and without the consent of the affected Member, may cancel any or all outstanding Awards held by that Member, whether or not exercisable, by providing to that Member written notice ("Buy Out Notice") of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, in the case of an Option, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of the Stock underlying each exercisable Option (or portion of an Option) to be cancelled and [2] the Exercise Price associated with each exercisable Option to be cancelled. With respect to any Award other than an Option, the Company will pay to each affected Participant the Fair Market Value of the Stock subject to the Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Awards that are not exercisable when cancelled under this section. The Company will complete any buy out made under this section as soon as administratively possible after the date of the Buy Out Notice. At the Committee's option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

                             12.00 CHANGE IN CONTROL

12.01 ACCELERATED VESTING AND SETTLEMENT. Subject to Section 12.02, on the date of any Change in Control:

         [1]      [a] Each Option (other than Directors' Options) outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [i] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or, [ii] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option and the Fair Market Value of any fractional share of Stock will be distributed in cash, and [b] all related Affiliated and Tandem SARs will be cancelled. However, the Committee, in its sole discretion, may offer the holders of the Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00;

         [2]      All Performance Goals associated with Performance Shares or
         Performance Units will be deemed to have been met on the date of the Change in Control, all Performance Periods accelerated to the date of the Change in Control and all outstanding Performance Shares and Performance Units (including those subject to the acceleration described in this subsection) will be distributed in a single lump sum cash payment; and

         [3]      All Freestanding SARs will be deemed to be exercisable and will be liquidated in a single lump sum cash payment.

12.02 ALTERNATIVE AWARDS. Section 12.01 will not apply to the extent that the Committee reasonably concludes in good faith before the Change in Control occurs that Awards will be honored or assumed or new rights substituted for the Award (collectively "Alternative Awards") by the Key Employee's employer (or the parent or a subsidiary of that employer) immediately after the Change in Control, provided that any Alternative Award must:

         [1]      Be based on stock that is (or, within 60 days of the Change in
         Control, will be) traded on an established securities market;

         [2]      Provide the Key Employee (or each Key Employee in a class of
         Key Employees) rights and entitlements substantially equivalent to or better than the rights, terms and conditions of each Award for which it is substituted, including an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

         [3]      Have substantially equivalent economic value to the Award
         (determined at the time of the Change in Control) for which it is substituted; and

         [4]      Provide that, if the Key Employee's employment is
         involuntarily Terminated without Cause or constructively Terminated by the Key Employee, any conditions on the Key Employee's rights under, or any restrictions on transfer or exercisability applicable to, each Alternative Award will be waived or lapse.

For purposes of this section, a constructive Termination means a Termination by a Key Employee following a material reduction in the Key Employee's compensation or job responsibilities (when compared to the Key Employee's compensation and job responsibilities on the date of the Change in Control) or the relocation of the Key Employee's principal place of employment to a location at least 50 miles from his or her principal place of employment on the date of the Change in Control (or other location to which the Key Employee has been reassigned with his or her written consent), in each case without the Key Employee's written consent.

12.03 DIRECTORS' OPTIONS AND STOCK UNITS. Upon a Change in Control, each outstanding:

         [1]      Director Options will be cancelled unless [a] the Stock
         continues to be traded on an established securities market after the Change in Control or [b] the Eligible Director continues to be a Board member after the Change in Control. In the situations just described, the Director Option will be unaffected by a Change in Control. Any Director Option to be cancelled under the next preceding sentence will be exchanged [c] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option or, [d] at the Committee's discretion, for whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Director Option and the Fair Market Value of any fractional share of Stock will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Director Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Director Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6.00.

         [2]      Stock Units will be settled for a lump sum cash payment equal to the Change in Control Price.

              13.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through on which the Company's securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member's status as a "non-employee director" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Member adversely affect any Award issued before the amendment, modification or termination. However, nothing in this section will restrict the Committee's right to exercise the discretion retained in Section 11.06.

                               14.00 MISCELLANEOUS

14.01    ASSIGNABILITY/DEFERRAL OF GAIN.

         [1]      Except as described in this section and section 14.01[2], an
         Award may not be transferred except by will or the laws of descent and distribution and, during the

         Member's lifetime, may be exercised only by the Member, the Member's guardian or legal representative. However, with the permission of the Committee, a Member or a specified group of Members may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Member is the settlor, or may transfer Awards (other than an Incentive Stock Option) to any member of the Member's immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Member's immediate family, any partnership or limited liability company whose only partners or members are members of the Member's immediate family or an organization described in Code
         Section 501(c)(3) ("Permissible Transferees"). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee [other than an organization described in Code Section 501(c)(3)] may not retransfer an Award except by will or the laws of descent and distribution and then only to another Permissible Transferee.

         [2]      Subject to rules, procedures and limitations adopted by the
         Committee, a Key Employee who is an Employee on the exercise date (but not a Beneficiary or a Permissible Transferee as defined in Section 14.01[1]) may elect to defer the gain associated with the exercise of an Award (other than an Incentive Stock Option) into and subject to the terms of any nonqualified deferred compensation program [a] maintained by the Company or any Subsidiary and [b] designated by the Committee. Any gain attributable to a Nonstatutory Stock Option to be deferred under this section will be credited to a Stock fund established under the nonqualified deferred compensation plan, will subsequently be valued solely with reference to the Fair Market Value of Stock and will be distributed in the form of Stock. Any gain attributable to an Award (other than a Nonstatutory Stock Option) to be deferred under this section will be credited to an investment fund established under the nonqualified deferred compensation plan as directed by the deferring Participant and will be distributed in any form permitted by that nonqualified deferred compensation plan.

14.02 BENEFICIARY DESIGNATION. Each Member may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Member's death. Each designation made will revoke all prior designations made by the same Member, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Member has not made an effective Beneficiary designation, the deceased Member's Beneficiary will be his or her surviving spouse or, if none, the deceased Member's estate. The identity of a Member's designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Member and will not be inferred from any other evidence.

14.03 NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan may be construed as:

         [1]      Interfering with or limiting the right of the Company or any
         Subsidiary to Terminate any Key Employee's employment at any time;

         [2]      Conferring on any Participant any right to continue as an
         Employee or director of the Company or any Subsidiary;

         [3]      Guaranteeing that any Employee will be selected to be a Key
         Employee; or

         [4]      Guaranteeing that any Member will receive any future Awards.

14.04    TAX WITHHOLDING.

         [1]      The Company will withhold from other amounts owed to the
         Member, or require a Member to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Member (or if there are no other payments due to the Member), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

                  [a]      Thirty days after the settlement date; or

                  [b]      The date the Member remits the required amount.

         [2] If the Member has not remitted the required amount within 30 days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Member.

         [3] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Member to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:

                  [a]      By having shares of Stock otherwise issuable under
                  the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

                  [b]      By delivering to the Company previously acquired
                  shares of Stock that the Member has owned for at least six months;

                  [c]      By remitting cash to the Company; or

                  [d]      By remitting a personal check immediately payable to
                  the Company.

14.05 INDEMNIFICATION. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company's approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company's organizational documents, by contract, as a matter of law or otherwise.

14.06 NO LIMITATION ON COMPENSATION. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

14.07 INTERNATIONAL EMPLOYEES. To provide the same motivation to materially increase shareholder value and to enable the Company to attract and retain the services of outstanding managers at its international locations, the Company will adopt incentives for its foreign locations that provide, as closely as possible, the same motivational effect as Awards provided to domestic Participants. Also, the Committee may grant Awards to Employees who are subject to the tax laws of nations other than the United States under terms and conditions that differ from other Awards granted under the Plan but which are required to comply with applicable foreign tax laws.

14.08 REQUIREMENTS OF LAW. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

14.09 TERM OF PLAN. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the first Annual Meeting occurring after the Board approves the Plan. Subject to Section 13.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company's shareholders, whichever is earliest.

14.10 GOVERNING LAW. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

14.11 NO IMPACT ON BENEFITS. Plan Awards are incentives designed to promote the objectives described in Section 1.00. Also, Awards are not compensation for purposes of calculating a Member's rights under any employee benefit plan.